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EXHIBIT 21.1 - SUBSIDIARIES OF THE REGISTRANT

         NAME                                 STATE OF INCORPORATION
         ----                                 ----------------------
SVS Trucking, Inc.                                  Minnesota

ShopKo Properties, Inc.                             Minnesota

ShopKo Ventures - Duluth, Inc.                      Minnesota

Penn-Daniels, Incorporated                          Delaware

SKO Holdings, Inc.                                  Delaware

SKO Optical Manufacturing, Inc.                     Wisconsin

Pamida, Inc.                                        Delaware

Pamida Transportation Company                       Nebraska

Pamida Foundation                             Nebraska (non-profit)

P.M. Place Stores Company                           Missouri

Place's Associates' Expansion, LLC                  Missouri

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